UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2016

Symantec Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2016 Annual Meeting of Stockholders was held on November 1, 2016. Set forth below are the matters the stockholders voted on and the final voting results.

Proposal 1: Election of Directors:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Gregory S. Clark	495,515,135	2,771,785	379,068	46,358,893
Frank E. Dangeard	490,239,844	8,052,443	373,701	46,358,893
Kenneth Y. Hao	393,372,895	105,025,867	267,226	46,358,893
David W. Humphrey	387,385,054	111,016,261	264,673	46,358,893
Geraldine B. Laybourne	488,763,177	9,726,832	176,039	46,358,893
David L. Mahoney	483,720,312	14,693,514	252,162	46,358,893
Robert S. Miller	479,075,586	19,330,735	259,667	46,358,893
Anita M. Sands	490,298,037	8,117,340	250,611	46,358,893
Daniel H. Schulman	465,794,860	26,228,519	6,642,609	46,358,893
V. Paul Unruh	488,147,768	10,196,917	321,303	46,358,893
Suzanne M. Vautrinot	490,506,477	7,903,343	256,168	46,358,893

Each of the eleven nominees were elected to the Board of Directors, each to hold office until the next annual meeting of stockholders and until his or her successor has been duly elected or until his or her earlier resignation or removal.

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2017 fiscal year:

Votes For	Votes Against	Abstentions	Broker Non-Votes
540,513,450	4,535,066	280,621	0

The appointment was ratified.

Proposal 3: Amendments to the Company’s 2013 Equity Incentive Plan, as amended:

Votes For	Votes Against	Abstentions	Broker Non-Votes
458,639,010	39,116,328	910,650	46,358,893

The proposal was approved.

Proposal 4: Advisory vote to approve the Company’s executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
482,464,142	15,206,615	995,231	46,358,893

The proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

Dated: November 3, 2016	By:	/s/ Scott C. Taylor
	Name:	Scott C. Taylor
	Title:	Executive Vice President, General Counsel and Secretary